                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 May 30, 1996
                Date of Report (Date of earliest event reported)

                        Commission File Number: 0-19281

                              THE AES CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   54-1163725
                       (IRS Employer Identification No.)

                             1001 North 19th Street
                           Arlington, Virginia 22209
                    (Address of principal executive office)

                        Telephone Number (703) 522-1315
              (Registrant's telephone number, including area code)

Item 2.          Acquisition or Disposition of Assets.

On May 30, 1996, AES, through certain subsidiaries, acquired for approximately $393 million, common shares representing an 11.35% interest (the "Light Interest") in Light Servicos de Eletricidade S.A. ("Light"), a publicly-held Brazilian corporation that operates as the concessionaire of an approximately 3,800 megawatt electric power generation, transmission and distribution system which serves 28 municipalities in the state of Rio de Janeiro, Brazil. AES acquired its interest by bidding in the Brazilian privatization program auction of 60% of Light's outstanding shares held on May 21, 1996. Subsequent to the auction, the winning bidders, including a subsidiary of the Company, formed a consortium (the "Consortium") whose aggregate ownership interest of 50.44% represents a controlling interest in Light. Prior to the privatization auction, Light was owned primarily by the Brazilian government utility holding company, Centrais Eletricas Brasileiras S.A. ("Eletrobras") (81.6%) and public shareholders (17.9%).

The Consortium, organized pursuant to a shareholders agreement dated as of May 27, 1996 (the "Shareholder's Agreement"), is comprised of the direct common share ownership interests held in Light by subsidiaries or affiliates of AES (11.35%), Electricite de France ("EDF") (11.35%), Houston Industries Incorporated ("HI") (11.35%), Companhia Siderurgica Nacional ("CSN") (7.25%), and Banco Nacional de Desenvolvimento Economico E Social (BNDES) (9.14%). In addition, pursuant to the terms of an Addendum to the Shareholders Agreement dated May 30, 1996, entered into among the members of the Consortium and InvestLight--Clube de Investimento dos Empregados da Light ("InvestLight"), an investment group owned by Light employees, InvestLight may join the Consortium and become a party to the Shareholder's Agreement if it acquires at least 5% of the total outstanding registered voting common shares of Light on or prior to June 28, 1996. Under the provisions of the Shareholder's Agreement, principal responsibilities for the various aspects of Light's business will be allocated among AES, EDF, HI and CSN. AES will have the principal responsibility for all matters relating to generation and purchasing of electricity by Light. In connection with the privatization process, the Brazilian National Department of Water and Electric Energy ("DNAEE") has requested an opportunity to review and to approve the general terms and conditions of the Shareholder's Agreement. Such review by DNAEE is expected to be completed by the end of June 1996.
There can be no assurance that DNAEE will not request modifications to the terms and conditions of the Shareholder's Agreement.

Light currently serves approximately 2.8 million customers or approximately 70% of the population of the state of Rio de Janeiro. Light generates about 17% of the total electricity it distributes through four hydroelectric complexes having an aggregate installed generating capacity of approximately 788 megawatts. The remaining electricity distributed by Light (approximately 83% of the total) is purchased from Furnas Centrais Eletricas S.A., a power generation and transmission company owned by Eletrobras.

In connection with the purchase of the controlling interest by the Consortium, the Federal Government of Brazil, through the Ministry of Mines and Energy
(the "Grantor"), granted a 30-year concession to Light pursuant to the
terms of a concession agreement (the "Concession").   The Concession
obligates Light to provide electric services to all customers within its concession area and to conduct whatever related projects are necessary to serve such customers. The Concession also grants certain rights and privileges to Light to enable it to fulfill its service obligations. Additionally, Light is obligated to provide open access transmission and distribution services to certain individual customers and to other entities interconnected with the Light system. As a result, beginning in 1998, customers with capacity needs greater than three megawatts have the right to purchase electricity from providers other than Light.

The Concession authorizes Light to charge its customers a tariff for electric services which consists of two components - an expense pass-through component and an inflation-adjusted operating cost component. Beginning in 2004, the Grantor has the authority to review Light's costs to determine the adjustment, if any, to the operating cost component for subsequent five-year periods. There can be no assurance that, beginning in 2004, the Grantor will continue to allow adjustments to the operating cost component of the tariff, consistent with adjustments allowed historically or that future adjustments will not be set in a manner that adversely affects Light's revenues.

The Company financed its purchase and other related transaction costs of Light through (i) drawings of $179 million under a $425 million credit facility issued pursuant to a credit agreement dated as of May 20, 1996, among AES, certain banks listed therein, and Morgan Guaranty Trust Company of New York, as Agent (the "Bank Credit Agreement"), and (ii) a $225 million reimbursement agreement dated as of May 20, 1996 between AES Light, Inc. ("AES Light"), an indirect subsidiary of AES with an indirect ownership interest in Light, and

Morgan Guaranty Trust Company of New York (the "Reimbursement Agreement"). The Bank Credit Agreement has a three-year term, and may be extended for two one-year terms subject to the prior written consent of the parties thereto.
The Reimbursement Agreement has an 18-month term, is recourse only to AES
Light and is secured by a pledge of approximately 18 million shares of common stock of AES which had been previously contributed to AES Light.

Light is the subject of certain lawsuits by industrial customers who have alleged that increases in electricity tariffs introduced by Light and all other electric utilities in Brazil from March through November 1986 during a price freeze imposed by the federal government of Brazil (the "Cruzado Period") were illegal. In these lawsuits, the plaintiffs have demanded reimbursement for amounts relating to such increases paid during the Cruzado Period. Although these lawsuits have not specified the maximum amount of possible alleged damages, Light's internal estimates range up to approximately $75 million. The Company has been informed by Light that the Superior Tribunal of Justice in Brazil has affirmed lower court decisions that Light and the other utilities are required to reimburse their industrial customers for the tariff increase during the Cruzado Period.

The Company also has been informed by Light that approximately 10 lawsuits have been filed by industrial customers of Brazilian utilities, including Light, demanding reimbursement of amounts relating to tariff increases introduced after the Cruzado Period on the basis that all future tariff increases were illegal because they took into account the allegedly illegal increase introduced during the Cruzado Period in computing subsequent incremental increases. Although these lawsuits have not specified the maximum amount of possible alleged damages, Light's internal estimates of its possible reimbursement obligations range up to $700 million. The Company has been informed by Light that the Superior Tribunal of Justice has, in an appellate proceeding involving two other utilities, ruled that the plaintiffs in that proceeding are not entitled to reimbursement for tariff increases introduced after the Cruzado Period. Although Brazilian counsel has advised the Company that such counsel does not believe that it is likely that the other lawsuits involving Light will be decided differently by the Superior Tribunal of Justice, no assurance can be given that amounts in excess of $75 million will not be required to be reimbursed by Light.

Furthermore, Light has informed the Company that it may be able to recover all or a portion of the amounts reimbursed to its customers resulting from the lawsuits discussed above, although no assurance can be given that Light would be successful in these efforts to recover such amounts reimbursed.

Item 5.          Other Events.

In early June 1996, the Company, through one of its subsidiaries, participated in the bidding for shares of common stock representing an 80% interest in Tiszai Eromu Rt. ("Tiszai"), a 1,281 megawatt electric generating and coal mining company in Hungary, presently owned by the Hungarian government. The sale of the interest in Tiszai is part of the Hungarian government's privatization of its electric and gas industries. The evaluation committee of the Hungarian State Privatization Agency Board (the "APV") is reviewing the bids received in connection with the auction and will recommend a bid for approval to the APV.

The APV is expected to formally approve the winning bid by late June 1996. The successful bidder has 120 days to agree to the terms of the government's sale of the interest in Tiszai upon notification from the APV. If the Company's bid is successful, the Company expects to pay in excess of $100 million for its interest in Tiszai, and expects to initially finance such acquisition through borrowings under its Bank Credit Agreement, the incurrence of additional indebtedness, internally generated cash flows or a combination thereof. There can be no assurance that (i) the Company's bid will be recommended for approval, (ii) that the Company's bid, if recommended for approval, will be approved by the APV, or (iii) that if the Company's bid is approved by the APV, the Company will be able to successfully conclude the terms of the sale.

Item 7.  Financial Statements and Exhibits.

a (i).   Financial Statements of Business Acquired.

         The following audited financial statements of Light as of and for the years ended December 31, 1995 and 1994, together with the Independent Auditors' Report are expressed in Brazilian Reais and prepared in accordance with generally accepted accounting principles in Brazil.

                    LIGHT - SERVICOS DE ELETRICIDADE S.A.

                    Financial Statements for the
                    Years ended December 31, 1995 and 1994
                    and Independent Auditors' Opinion

INDEPENDENT AUDITORS' REPORT


To the Directors and Shareholders of
LIGHT - Servicos de Eletricidade S.A.
Rio de Janeiro - RJ


We have audited the balance sheets of LIGHT - Servicos de Eletricidade S.A. presented under the heading of "Corporate Law and Price-Level Restatement" as of December 31, 1995, and the related statements of operations, changes in stockholders' equity and changes in financial position for the year then ended. We have also audited the balance sheet and the related statements of operations, changes in stockholders' equity and changes in financial position presented under the heading "Price-Level Restatement" as of and for the year ended December 31, 1994. These financial statements, all of which are expressed in Brazilian reais, are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of Eletropaulo-Eletricidade de Sao Paulo S.A. (note 8) as of and for the years ended December 31, 1995 and 1994 were audited by other auditors whose report thereon has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for such company, is based solely upon the report of such other auditors.

We conducted our audits in accordance with auditing standards generally accepted in Brazil. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based upon our audits and the report of other auditors, the financial statements described in the first paragraph presented under the heading "Price-Level Restatement" present fairly, in all material respects, the financial position of LIGHT - Servicos de Eletricidade S.A., as of December 31, 1995 and 1994, the results of its operations, the changes in its stockholders' equity and the changes in its financial position for the years then ended, in conformity with accounting principles generally accepted in Brazil.

In our opinion, based upon our audits and the report of other auditors, the financial statements described in the first paragraph and presented under the heading "Corporate Law" present fairly, in all material respects, the financial position of LIGHT - Servicos de Eletricidade S.A. as of December 31, 1995, the results of its operations, the changes in its stockholders' equity and the changes in its financial position for the year then ended, in conformity with accounting principles generally accepted in Brazil, as based on Company Law.



 /s/  DELOITTE TOUCHE TOHMATSU                /s/  MARCELO C. ALMEIDA
      Auditores Independentes                       Contador
        CRC-SP 11.609 S/RJ                          CRC-RJ 36.206-3
      Rio de Janeiro, Brazil

January 24, 1996, except for note 27, for which the date is May 1996.

LIGHT - SERVICOS DE ELETRICIDADE S.A.


BALANCE SHEETS AS OF DECEMBER 31, 1995 AND 1994
(Expressed in thousands of Brazilian Reais)
- --------------------------------------------------------------------------------

                                                                                      1995             1994
                                                                                      ----             ----
                                                                                 Corporate Law
                                                                                and Price-Level     Price-Level
ASSETS                                                                            Restatement       Restatement
- ------                                                                          ---------------     -----------
CURRENT ASSETS
Cash and banks                                                                           772               186
Money market investments                                                              37.101            32.139
Consumers and distributors                                                           230.635           204.035
Allowance for doubtful accounts                                                         (605)           (1.624)
Interest receivable                                                                  285.998           271.841
Debentures                                                                            35.712            26.448
Current portion of repassed loans and financing                                        4.350            17.301
Tax and social securities contributions receivable                                    73.963           107.111
Sundry receivables                                                                    37.661            52.611
Inventories - supplies                                                                10.236             9.455
Notes receivable                                                                     175.707           185.440
Account receivable - Companhia Sideroergia Nacional - CSN                             18.027            16.835
Credits - other                                                                       25.796            13.690
Prepaid expenses                                                                       4.794             1.591
                                                                                ------------       -----------
Total current assets                                                                 940.147           937.109
                                                                                ------------       -----------

NON-CURRENT ASSETS
Accounts receivable                                                                   75.260            84.177
Allowance for doubtful accounts                                                                         (1.263)
Debentures                                                                           107.140           105.795
Repassed loans and financing                                                         336.442           424.904
Other                                                                                  6.431             1.309
                                                                                ------------       -----------
Total non-current assets                                                             525.273           614.922
                                                                                ------------       -----------

PERMANENT ASSETS
Investments                                                                        3.178.768         3.333.813
Fixed assets                                                                       2.938.782         2.879.139
Deferred charges                                                                     354.646           368.484
                                                                                ------------       -----------
Total permanent assets                                                             6.472.196         6.581.436
                                                                                ------------       -----------

TOTAL                                                                              7.937.616         8.133.467
                                                                                ============       ===========


                                                                     (Continued)


The accompanying notes are an integral part of the financial statements.


- --------------------------------------------------------------------------------

LIGHT - SERVICOS DE ELETRICIDADE S.A.


BALANCE SHEETS AS OF DECEMBER 31, 1995 AND 1994
(Expressed in thousands of Brazilian Reais)
- --------------------------------------------------------------------------------

                                                                                     1995           1994
                                                                                     ----           ----
                                                                                Corporate Law
                                                                               and Price-Level  Price-Level
LIABILITIES AND STOCKHOLDERS' EQUITY                                             Restatement    Restatement
- ------------------------------------                                           ---------------  -----------
CURRENT LIABILITIES
Suppliers                                                                            109.450      110.259
Salaries payable                                                                      12.756        2.428
Interest and other financial charges                                                   6.775       21.158
Taxes and social security contributions                                               69.606       65.943
Dividends                                                                              6.879       75.599
Loans and financing                                                                   14.535       56.413
Accrued liabilities                                                                   86.617       68.446
Loans repaid by consumers payable to Eletrobras                                       20.176       63.348
Social Security Fund - BRASLIGHT                                                      18.288          385
Other                                                                                 15.593       11.118
                                                                                 -----------    ---------
Total current liabilities                                                            360.675      475.097
                                                                                 -----------    ---------

LONG-TERM LIABILITIES
Loans and financing                                                                  548.482      593.822
Taxes and social security contributions                                               22.058       52.227
Special obligations                                                                  247.702      238.555
Social Security Fund - BRASLIGHT                                                      12.349        9.637
Other                                                                                    586          735
                                                                                 -----------    ---------
Total long-term liabilities                                                          831.177      894.976
                                                                                 -----------    ---------

STOCKHOLDERS' EQUITY
Capital stock - paid-up and restated                                               1.183.067    1.183.067
Advances for capital increase                                                          1.936        1.936
Capital reserves                                                                   4.494.157    4.462.913
Revaluation reserve of associated company                                            479.451      454.041
Revenue reserves                                                                     502.276      524.675
Retained earnings                                                                     84.877      136.762
                                                                                 -----------    ---------
Total stockholders' equity                                                         6.745.764    6.763.394
                                                                                 -----------    ---------

TOTAL                                                                              7.937.616    8.133.467
                                                                                 ===========    =========


                                                                     (Concluded)


The accompanying notes are an integral part of the financial statements.

LIGHT - SERVICOS DE ELETRICIDADE S.A.


STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
(Expressed in thousands of Brazilian Reais, except per share amounts)
- --------------------------------------------------------------------------------


                                                                               1995                        1994
                                                                  ------------------------------         ----------
                                                                  Corporate          Price-Level         Price-Level
                                                                     Law             Restatement         Restatement
                                                                  ----------         -----------         -----------
OPERATING REVENUE
Sale of electric power                                            1.629.471           1.833.457            1.914.467
Taxes - ICMS                                                       (275.090)           (300.950)            (273.324)
Other revenue                                                        18.721              20.515               17.505
                                                                -----------         -----------          -----------
Gross operating revenue                                           1.373.102           1.553.022            1.658.648
Quotas for the use of fuel oil                                      (39.818)            (43.313)             (39.376)
Quota for global reserve of reversion of concession                 (42.355)            (44.289)             (44.356)
                                                                -----------         -----------          -----------
Net operating revenue                                             1.290.929           1.465.420            1.574.916
                                                                -----------         -----------          -----------

OPERATING EXPENSES
Employees                                                          (243.386)           (271.123)            (308.226)
Materials                                                           (20.196)            (23.269)             (17.308)
Third-party services                                                (71.277)            (78.323)             (73.579)
Electric power purchased for resale                                (571.903)           (621.529)            (743.754)
Depreciation and amortization                                      (169.877)           (187.954)            (180.760)
Payroll taxes                                                       (40.850)            (46.629)             (53.564)
Other                                                               (77.851)            (90.810)             (80.716)
                                                                -----------         -----------          -----------
Total operating expenses                                         (1.195.340)         (1.319.637)          (1.457.907)
                                                                -----------         -----------          -----------

EQUITY ADJUSTMENT OF ASSOCIATED
    COMPANY                                                        (205.521)           (205.521)              48.154
                                                                -----------         -----------          -----------
FINANCIAL INCOME (EXPENSES)
Interest income                                                      39.402              34.736               21.820
Monetary adjustment and fines - energy sold                          69.888                                  (19.542)
Monetary adjustment and fines - energy purchased                     (4.581)                                  44.025
Other monetary adjustments                                           55.791
Interest charges                                                    (20.379)               (501)               7.583
Accounts receivable income                                           41.720              51.869              (53.981)
Other                                                                (1.206)            (26.341)             (29.461)
                                                                -----------         -----------          -----------

OPERATING PROFIT                                                     70.703                  25              135.607
                                                                -----------         -----------          -----------


                                                                     (Continued)

The accompanying notes are an integral part of the financial statements.

- --------------------------------------------------------------------------------

LIGHT - SERVICOS DE ELETRICIDADE S.A.


STATEMENT OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
(Expressed in thousands of Brazilian Reais, except per share amounts)
- --------------------------------------------------------------------------------


                                                                        1995                        1994
                                                               -------------------------         ----------
                                                               Corporate     Price-Level         Price-Level
                                                                  Law        Restatement         Restatement
                                                               ----------    -----------         -----------
NON-OPERATING EXPENSES - NET                                    (12.198)         (13.241)          (18.799)

INFLATION ADJUSTMENTS
Monetary adjustments of investments, fixed assets,
    deferred charges and stockholders' equity - net             (29.159)
Exchange losses and other monetary correction related
    to financing of fixed assets                                (45.736)
                                                               --------     -------------     -------------
Inflation adjustments - net                                     (74.895)         (13.241)          (18.799)
                                                               --------     -------------     -------------

PROFIT (LOSS) BEFORE INCOME TAX AND                             (16.390)         (13.216)           116.808
    SOCIAL CONTRIBUTION

SOCIAL CONTRIBUTION                                             (22.971)         (22.971)           (5.555)

REVERSAL OF INCOME TAX PROVISION                                  16.775           17.059            79.329

INCOME TAX                                                      (88.793)         (91.057)          (41.132)
                                                               --------     -------------     -------------

PROFIT (LOSS) FOR THE YEAR                                     (111.379)        (110.185)           149.450
                                                               ========     ============      =============

PROFIT (LOSS) PER  1000 SHARES - R$                              (10,72)          (10,60)             14,38
                                                                  =====            =====              =====


                                                                     (Concluded)


The accompanying notes are an integral part of the financial statements.


- --------------------------------------------------------------------------------

LIGHT - SERVICOS DE ELETRICIDADE S.A.


STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY - CORPORATE LAW
FOR THE YEAR ENDED DECEMBER 31, 1995
(Expressed in thousands of Brazilian Reais)
- --------------------------------------------------------------------------------

                                                            CAPITAL STOCK
                                                        PAID-UP AND RESTATED
                                                ------------------------------------
                                                                                         ADVANCES
                                                 PAID-UP     MONETARY      RESTATED     FOR CAPITAL     CAPITAL
                                                 CAPITAL    CORRECTION     CAPITAL       INCREASE       RESERVES
                                                ---------   ----------    ----------   ------------     --------
BALANCE, JANUARY 1, 1995                         96.102      869.967        966.069         1.581      3.644.326

CAPITAL INCREASE                                869.967     (869.967)
INCOME TAX ADJUSTMENTS - Law 8.981

REALIZATION OF RESERVE
REMUNERATION OF INVESTMENTS IN CONSTRUCTION
    WORK IN PROGRESS - OWN FUNDS                                                                          27.832
MONETARY ADJUSTMENTS                                         216.998        216.998           355        821.999
REVERSAL OF RESERVE
LOSS FOR THE YEAR
INCOME TAX ADJUSTMENTS - Law 9.249
PROPOSED DIVIDENDS
                                              ---------    ---------      ---------       --------   -----------

BALANCE, DECEMBER 31, 1995                      966.069      216.998      1.183.067         1.936      4.494.157
                                              =========    =========      =========       =======    ===========

Continued                                          REVALUATION
- ---------                                            RESERVE
                                                  -------------

                                                    ASSOCIATED      REVENUE     RETAINED
                                                     COMPANY        RESERVES    EARNINGS      TOTAL
                                                    ---------       --------    --------      -----
BALANCE, JANUARY 1, 1995                               370.761       428.439     115.291    5.526.467

CAPITAL INCREASE
INCOME TAX ADJUSTMENTS - Law 8.981                     (45.605)                               (45.605)
REALIZATION OF RESERVE                                 (33.464)                   33.464
REMUNERATION OF INVESTMENTS IN CONSTRUCTION
    WORK IN PROGRESS - OWN FUNDS                                                               27.832
MONETARY ADJUSTMENTS                                    68.228        96.236      30.703    1.234.519
REVERSAL OF RESERVE                                                  (22.399)     22.399
LOSS FOR THE YEAR                                                               (111.379)    (111.379)
INCOME TAX ADJUSTMENTS - Law 9.249                     119.531                                119.531
PROPOSED DIVIDENDS                                                                (5.601)      (5.601)
                                                     ---------     ---------   ---------    ---------

BALANCE, DECEMBER 31, 1995                             479.451       502.276      84.877    6.745.764
                                                     =========     =========   =========    =========

The accompanying notes are an integral part of the financial statements.

- --------------------------------------------------------------------------------

LIGHT - SERVICOS DE ELETRICIDADE S.A.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY - PRICE LEVEL RESTATEMENT
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
(Expressed in thousands of Brazilian Reais)
- --------------------------------------------------------------------------------

                                                                                       REVALUATION
                                             CAPITAL STOCK   ADVANCE                    RESERVE OF
                                              PAID-UP AND  FOR CAPITAL    CAPITAL       ASSOCIATED   REVENUE    RETAINED
                                                RESTATED     INCREASE     RESERVES        COMPANY   RESERVES    EARNINGS   TOTAL
                                             ------------- ------------   --------      ----------- --------    --------   -----
BALANCE, JANUARY 1, 1994                       1.183.067        1.936     4.428.805        501.560   540.047           1 6.655.416
REMUNERATION OF INVESTMENTS IN CONSTRUCTION
    WORK IN PROGRESS - OWN FUNDS                                             34.108                                         34.108
TRANSFER TO RETAINED EARNINGS                                                              (47.519)               47.519
PROFIT FOR THE YEAR                                                                                              149.450   149.450
REVERSAL OF RESERVE                                                                                  (22.161)     22.161
LEGAL RESERVE                                                                                          6.789      (6.789)
PROPOSED DIVIDENDS                                                                                               (75.580)  (75.580)
                                              ----------     --------  ------------   ------------ ---------    --------  --------

BALANCE, DECEMBER 31, 1994                     1.183.067        1.936     4.462.913        454.041   524.675     136.762 6.763.394
PRIOR YEAR ADJUSTMENTS                                                                                             3.228     3.228
INCOME TAX ADJUSTMENTS - Law  8.981                                                        (55.847)                        (55.847)
REMUNERATION OF INVESTMENTS IN CONSTRUCTION
    WORK IN PROGRESS - OWN FUNDS                                             31.244                                         31.244
TRANSFER TO RETAINED EARNINGS                                                              (38.274)               38.274
REVERSAL OF RESERVE                                                                                  (22.399)     22.399
LOSS FOR THE YEAR                                                                                               (110.185) (110.185)
INCOME TAX ADJUSTMENTS - Law N 1/4 9.249                                                   119.531                         119.531
PROPOSED DIVIDENDS                                                                                                (5.601)   (5.601)
                                               ---------     --------  ------------   ------------  --------   ---------  --------

BALANCE, DECEMBER 31, 1995                     1.183.067        1.936     4.494.157        479.451   502.276      84.877 6.745.764
                                               =========        =====     =========        =======   =======    ======== =========

The accompanying notes are an integral part of the financial statements.
- --------------------------------------------------------------------------------

LIGHT - SERVICOS DE ELETRICIDADE S.A.

STATEMENT OF CHANGES IN FINANCIAL POSITION
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
(Expressed in thousands of Brazilian Reais)
- --------------------------------------------------------------------------------

                                                                         1995                       1994
                                                             -----------------------------       -----------
                                                              Corporate        Price-Level       Price-Level
                                                                 Law           Restatement       Restatement
                                                             -----------       -----------       -----------
FUNDS PROVIDED FROM
OPERATIONS:
Profit (loss) for the year                                      (111.379)         (110.185)         149.450
Income (expenses) that do not affect working capital:
    Depreciation and amortization                                169.877           187.954          180.760
    Exchange losses and other monetary adjustments
         of non-current accounts - net credit                     39.176
    Monetary adjustments of investments, fixed
         assets, deferred charges and stockholders'
         equity - net credit                                      31.787
    Monetary adjustments on long-term loan with
        associated company                                        (2.628)
    Equity adjustment                                            205.521           205.521          (48.154)
    (Gain) loss on long-term monetary items                                        (25.721)           5.910
    Loss on fixed asset disposals                                 11.712            12.716           14.491
    Deferred income tax liability                                (16.775)          (16.775)         (90.537)
    Adjustments to long-term renegotiated receivables                                                41.261
    Allowance for doubtful accounts                               (1.031)           (1.263)           3.424
    Other                                                            983             1.054
                                                              ----------         ---------     ------------
Funds provided from operations                                   327.243           253.301          256.605
Non-current loans and financing                                   32.379            37.039            7.283
Transfer from non-current to current assets                       88.290           104.394           67.914
Transfer from current liabilities to non-current                                                    506.384
Dividends receivable                                              16.676            16.676            1.228
Other                                                              8.619             9.529           26.740
                                                              ----------         ---------     ------------
Total                                                            145.964           167.638          609.549
                                                              ----------         ---------     ------------

TOTAL FUNDS PROVIDED                                             473.207           420.939          866.154
                                                              ==========         =========     ============

FUNDS USED FOR
Increase in non-current assets                                    18.306            20.818           11.187
Investments                                                        8.253             8.838            4.208
Acquisition of fixed assets                                      185.877           207.518          132.120
Transfer from non-current to current liabilities                  53.377            59.703           78.065
Transfer from current assets to non-current                                                         355.194
Proposed dividends                                                 5.601             5.601           75.580
Other                                                                891             1.001            3.373
                                                              ----------         ---------     ------------

TOTAL FUNDS USED                                                 272.305           303.479          659.579
                                                              ==========         =========     ============

                                                                     (Continued)

The accompanying notes are an integral part of the financial statements.

- --------------------------------------------------------------------------------

LIGHT - SERVICOS DE ELETRICIDADE S.A.


STATEMENT OF CHANGES IN FINANCIAL POSITION
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
(Expressed in thousands of  Brazilian Reais)
- --------------------------------------------------------------------------------


                                                                           1995                    1994
                                                               ---------------------------      -----------
                                                                Corporate       Price-Level     Price-Level
                                                                   Law          Restatement     Restatement
                                                               -----------      -----------     -----------
INCREASE IN WORKING CAPITAL
    FOR THE YEAR                                                 200.902           117.460          206.575
                                                                 =======           =======        =========

CHANGES IN WORKING CAPITAL
Current assets
    At the beginning of the year                                 767.302           937.109        1.395.329
    At the end of the year                                       940.147           940.147          937.109
                                                                 -------           -------       ----------
    Total                                                        172.845             3.038         (458.220)
                                                                 -------          --------       ---------
Current liabilities
    At the beginning of the year                                 388.732           475.097        1.139.892
    At the end of the year                                       360.675           360.675          475.097
                                                                 -------          --------       ----------
    Total                                                        (28.057)         (114.422)        (664.795)
                                                                 -------          --------       ----------

INCREASE IN WORKING CAPITAL
    FOR THE YEAR                                                 200.902           117.460          206.575
                                                                 =======           =======       ==========



                                                                     (Concluded)


The accompanying notes are an integral part of the financial statements.


- --------------------------------------------------------------------------------

LIGHT - SERVICOS DE ELETRICIDADE S.A.


NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS
      ENDED DECEMBER 31, 1995 AND 1994
(Expressed in thousands of Brazilian Reais, except dividend per share)
- --------------------------------------------------------------------------------

1.  NATURE OF OPERATIONS

    LIGHT is a Company controlled by Centrais Eletricas Brasileiras S.A. - ELETROBRAS, and operates in 28 municipalities of the State of Rio de Janeiro with an electric power distribution network covering 174.243,3 km, of which 159.969,3 km of the network is aboveground and 14.274,0 km is underground, supplying 2.654.299 consumers.

    Although the Company's main activity is the distribution of electricity, it also generates about 17% of the total electricity distributed through its four hydroelectric plants, 2.214,9 km of transmission lines and 72 substations.

    The remaining 83% of the total electricity distributed is purchased from Furnas Centrais Eletricas S.A., 60% in Brazilian reais and 40% in United States dollars (which is passed on to Itaipoe Binacional).

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    I       Corporate Law Financial Statements

             These financial statements were prepared in accordance with corporate law and the following accounting practices:

             a)  Current and non-current assets

                 Investments in the money market, made through the short-term fixed income fund of the Banco do Brasil S.A., are stated at cost plus interest accrued to the balance sheet date.

                 Warehouse materials and supplies are valued at average cost; such cost does not exceed the market value.

                 Assets, indexed for inflation, have been adjusted to the balance sheet date.

                 The provision for doubtful accounts is made based on an estimate of possible losses.

                 Notes receivable (current and non-current) relate to amounts arising from the sale of assets of the Light - Sao Paulo subsystem to ELETROPAULO and are recorded at their original amounts increased by monetary adjustments based on the exchange rate.

             b)  Permanent assets

                 Permanent assets are adjusted for inflation based on the UFIR index (Unit of Fiscal Reference), which was R$0,8287 at December 31, 1995.

                 The carrying value of the investment in the affiliated Company, ELETROPAULO, is adjusted by the equity method to show LIGHT's participation in the affiliate's net equity. Other investments are stated at cost plus monetary adjustments (see note 8).

                 Depreciation is calculated by the straight-line method and is charged either to operations or is capitalized. Depreciation rates are established by DNAEE - National Department of Water and Electric Energy (see note 9).

                 Expenses arising from the remuneration of construction work in progress, included in deferred charges, are amortized at an annual rate of 10% from the month the project is completed or put into service. The amortization of the remuneration is calculated at an annual rate of 10%, in conformity with prevailing legislation, on the Company's own and third-party funds.

             c)  Current and long-term liabilities

                 Liabilities include accrued interest and charges and adjustments for inflation or exchange devaluation.

             d)  Stockholders' equity

                 Stockholders equity has been adjusted for inflation using the same indices as those used to adjust permanent assets.

                 The reserve for unrealized profits has been set up in accordance with corporate law to record the credit arising from the difference between the inflation adjustments of stockholders' equity and the inflation adjustments of permanent assets. The amount of this reserve will be transferred to retained earnings in the same proportion as the depreciation and amortization of fixed assets and deferred charges and dividends received on permanent investments. In 1995, because the Company recorded a net loss, no reserve was created.

             e)  Result for the year

                 The result for the year has been accounted for by the accrual method and includes the effect of accounting for inflation, as determined by corporate law.

    II       Price-Level-Restatement Financial Statements

             The accompanying price-level-adjusted financial statements are based on those prepared in accordance with Corporate Law as defined by CVM Instruction No. 191/92 and the CVM-circular/CVM/SEP/SNC/(#) 02/95. The financial statements were drawn up using the UMC - Monetary Unit for Accounts, which is based on the value of the UFIR (Fiscal Reference Unit), valued at R$0,8287 on December 31, 1995, as follows:

             a)  Balance sheets

                     Permanent assets and shareholders' equity have been price-level adjusted to December 31, 1995. Other balance sheet accounts have been maintained at their original amounts, since such amounts represent their December 31, 1995 purchasing power.

                     Rights and obligations with pre-fixed values have been maintained at their actual value at December 31, 1995. They have not been adjusted to their present value as such adjustments would be immaterial.

             b)  Statements of income

                     Income and expenses are inflation-adjusted from the month recorded to December 31, 1995 based on the change in the UMC.

                     Depreciation and amortization expenses are obtained from a separate ledger maintained in UMC and converted into reais at the December 31, 1995 UMC value.

                     Inflation gains and losses on monetary items are allocated directly to the respective income statement accounts.


c) Statements of changes in financial position and the movement of the stockholders' equity.

                 The values in these statements are price-level adjusted to December 31, 1995.

    III      1994 Financial Statements

             The 1994 financial statements were adjusted for comparative purposes, to reflect the December 31, 1995 purchasing power using the change in the UMC.

    IV       Taxes

             a) The statutory corporate income tax rate for 1995 was 25% of taxable profit increased by a surtax of 12% or 18%, if applicable.

             b) The social contribution tax, established by Law 7689 of 12.15.88, was calculated at a rate of 10%. The Company contested judicially the payment of this tax for the period 1988-1990. For 1988 the case was judged in favor of the Company on January 1, 1995. For 1989 and 1990 the Company is paying the tax in 120 monthly installments.

             c) The Company has been questioning judicially the constitutionality of the 5% state income tax. Such case has reached the Supreme Court since at lower levels the Company did not obtain a favorable decision. In 1993 the Supreme Court deemed such tax unconstitutional, and the Company is in the process of filing for a refund of the amount paid.

             d) The Company has been paying COFINS in accordance with the legal requirements, but as a result of a recent Supreme Court decision that deemed the increase in FINSOCIAL unconstitutional, the Company filed a claim in May 1994 to recover the amount overpaid during the period September 1, 1989 to December 31, 1991.

3.  INTEREST RECEIVABLE

                                         1995           1994
                                         ----           ----
 ELETROBRAS                               3.642         36.241
 ELETROPAULO                            279.604        229.836
 Total                                    2.752          5.764
                                        -------        -------
                                        285.998        271.841
                                        =======        =======

4.  DEBENTURES AND OTHER

                                               1995                                      1994
                                   ------------------------------            ------------------------------
                                   Current            Non-current            Current            Non-current
                                   -------            -----------            -------            -----------
 Debentures                         35.712              107.136               26.448               105.791
 Other                                                        4                                          4
                                    ------              -------               ------               -------
                                    35.712              107.140               26.448               105.795
                                    ======              =======               ======               =======

    Non-convertible debentures issued by ELETROPAULO are being redeemed over 20 years from 1991 monetarily adjusted for inflation. The debentures bear interest paid annually based on their nominal value adjusted by a percentage equal to that of the dividend attributed to the preferred shares (see note 8), which is payable annually from the date of issue. During 1992 and 1993 ELETROPAULO did not account for interest on the debentures because the preliminary results, drawn up by the Company, were not positive. In order that the intercompany balances agree, the Company opted not to account for such interest, yet it considers such interest to be due and intends to begin discussions with ELETROPAULO in respect of the payment of such interest.

    During 1987, in order to state debentures at an uniform number of OTN (Federal Treasury Obligations) in the records of both companies, LIGHT reduced its OTN equivalent by 43.278.430,8388 BTN's. However, this adjustment did not constitute a definitive acceptance of ELETROPAULO's criteria, and Light in 1988 initiated legal action to properly adjust the quantity of debentures and, accordingly, the amount of interest and monetary adjustments on such debentures.

    With the enactment of the Economic Stabilization Programs of 1989 and 1990, and with the enactment of Laws 8177 and 8178, Light again followed the same criteria as ELETROPAULO to adjust the debentures, although with the understanding that the adjustment did not properly restate the value of the outstanding debentures.

5.  REPASSED LOANS AND FINANCING

                                                31.12.95                                 31.12.94
                                   ------------------------------            ------------------------------

                                   Current            Non-current            Current            Non-current
                                   -------            -----------            -------            -----------
 ELETROBRAS                          2.484              336.442               15.327              424.904
 ELETROPAULO                         1.866                                     1.974
                                     -----              -------              -------              -------
                                     4.350              336.442               17.301              424.904
                                     =====              =======               ======              =======

Repassed loans and financing are restated in the accordance with the same exchange variance as that of the original loans.

6.  ACCOUNTS RECEIVABLE - CSN

              1995                        1994
   ------------------------      ------------------------
   Current      Non-current      Current      Non-current
   -------      -----------      -------      -----------
    18.027         75.260         16.325         84.177
    ======         ======         ======         ======

    This debt, which relates to previous periods, has been renegotiated and is being repaid in 84 monthly installments. The renegotiated balance is subject to monetary correction in accordance with the variation of the IGP-M, plus interest of 12% p.a..

7.  INVESTMENTS

                                                                                 1995             1994
                                                                                 ----             ----
 Permanent investments                                                        3.153.067        3.308.352
 Assets for sale                                                                    860              860
 Studies and projects                                                            23.857           23.619
 Other                                                                              984              982
                                                                              ---------        ---------
 Total                                                                        3.178.768        3.333.813
                                                                              =========        =========

8.  PERMANENT INVESTMENTS

                                                                                1995              1994
                                                                                ----              ----
 ELETROPAULO - Eletricidade de Sao Paulo S.A. (see note 27)                   3.148.798        3.304.083
 Other                                                                            4.269            4.269
                                                                              ---------        ---------
 Total                                                                        3.153.067        3.308.352
                                                                              =========        =========

    a)  Information in respect of  ELETROPAULO at December 31:

                                                                           1995                1994
                                                                           ----                ----
        Paid-up capital                                                       634.830             659.181
        Number of shares                                               30.863.686.314      30.863.686.314
        Number of shares held by LIGHT (class A - preferred
             nominative)                                               14.666.666.667      14.666.666.667
        Loss for the year (adjusted)                                          550.329              54.416
        Stockholders' equity (adjusted)                                     6.533.776           6.953.037
        Percentage of participation                                             47,52               47,52

    b)  Intercompany balances with LIGHT:

        Receivables                                                           602.982             552.227
        Payables                                                                6.276               5.469
        Revenue                                                                35.267             (67.480)
        Expenses                                                                  807                 746

    c)  Changes in the ELETROPAULO investment:

                                                                              1995                1994
                                                                              ----                ----

         Balance at beginning of the year                                   3.304.083           3.257.157
         Prior year adjustments                                                 3.228
         Income tax adjustments - Law 8.981/95                                (55.847)
         Income tax adjustments - Law 9.249/95                                119.531
         Equity                                                              (205.521)             48.154
         Dividends receivable                                                 (16.676)             (1.228)
                                                                            ---------           ---------

         Balance at end of the year                                         3.148.798           3.304.083
                                                                            =========           =========

    d) The revaluation reserve in an affiliated company is net of the special and complementary monetary correction and taxes, as required by the Brazilian Securities Commission (CVM) Instruction No. 189 of January 25, 1992.

    e) In determining the amount of annual dividends, ELETROPAULO takes into account the annual return on investment obtained by LIGHT calculated in accordance with DNAEE regulations or a minimum of 25% of net adjusted income. During 1992 and 1993 ELETROPAULO determined that no dividends were payable on preferred shares, because LIGHT was operating at a loss. In order to maintain the accounting records on the same basis, LIGHT did not record dividends receivable.

    f) LIGHT has a court order to receive from ELETROPAULO additional dividends for 1981-1988 in respect of (1) differences in calculation on the income from investment and (2) differences in the basis used to calculate dividends.

    g) In an attempt to settle their disagreements in respect of debentures and dividends, LIGHT and ELETROPAULO are discussing with government officials methods to settle all differences.

    h) LIGHT, in accordance with generally accepted accounting principles, has used the financial statements of ELETROPAULO as of November 30, 1995 to value its investment.

9.  FIXED ASSETS

    The classification by operational activity is as follows:

                                                                                            Annual
                                                                                         Depreciation
                                                              1995              1994         Rate - %
                                                              ----              ----     -------------
 ASSETS IN USE
 Generating                                                  677.190           683.034         3
 Transmission                                              1.346.629         1.390.797         3
 Distribution                                              1.792.400         1.727.229         4
 Other                                                       741.181           641.322         3
                                                          ----------        ----------
 Total                                                     4.557.400         4.442.382
 Accumulated depreciation and amortization               (1.927.213)       (1.790.340)
                                                          ---------         ---------
 Total                                                     2.630.187         2.652.042
                                                          ----------        ----------

 ASSETS UNDER CONSTRUCTION
 Generating                                                   66.021            52.352
 Transmission                                                118.430            86.005
 Distribution                                                 53.978            26.839
 Other                                                        70.166            61.901
                                                           ---------         ---------
 Total                                                       308.595           227.097
                                                           ---------         ---------
 TOTAL                                                     2.938.782         2.879.139
                                                           =========         =========

10. DEFERRED CHARGES

                                                                                 1995            1994
                                                                                 ----            ----
 a)       By operational activity:

          IN USE
          Generation system                                                      69.818          67.469
          Transmission system                                                   142.162         137.379
          Distribution system                                                   176.551         170.611
          Other                                                                  65.554          63.349
                                                                               --------        --------
          Total                                                                 454.085         438.808
          Amortization                                                         (203.318)       (159.202)
                                                                               --------        --------
          Total                                                                 250.767         279.606
                                                                               --------        --------

          UNDER CONSTRUCTION
          Generation system                                                      20.323          19.044
          Transmission system                                                    43.241          17.375
          Distribution system                                                    29.877          30.228
          Other                                                                  10.438          22.231
                                                                               --------        --------
          Total                                                                 103.879          88.878
                                                                                -------        --------
          TOTAL                                                                 354.646         368.484
                                                                                =======         =======

                                                                  Annual
                                                                 rate of
                                                               amortization            1995          1994
                                                               ------------            ----          ----
 b)       By origin:

          In phases of amortization:
               Cost of remuneration of construction
                              work in progress                      10               429.535        416.119
               Financial charges and inflationary effects           10                24.550         22.689
               Accumulated amortization                                             (203.318)      (159.202)
                                                                                    --------       --------
                                                                                     250.767        279.606
                                                                                    --------       --------

                    In formation:
               Cost of remuneration of construction
                              work in progress                                        90.656         70.177
               Cost of remuneration of studies and
                              projects                                                10.290         13.150
               Financial charges and inflationary effects                              2.933          5.551
                                                                                     -------        -------
                                                                                     103.879         88.878
                                                                                     -------        -------
 Total                                                                               354.646        368.484
                                                                                     =======        =======

11. TAXES AND SOCIAL SECURITY CONTRIBUTIONS

                                                          1995                           1994
                                                          -----                          -----
                                                 Current      Non-current       Current     Non-current
                                                 -------      -----------       -------     -----------
 Deferred tax                                      5.169           3.594                       28.059
 Social contribution tax (based on                21.720          12.919         21.930        13.679
 profits)
 ICMS                                             31.508           5.545         31.948        10.474
 INSS                                              4.065                          4.579
 COFINS                                            3.364                          3.063
 FGTS                                              1.993                          2.273
 PASEP                                             1.093                          1.363
 Sundry taxes                                        694                            787
                                                  ------          ------         ------        ------
 Total                                            69.606          22.058         65.943        52.227
                                                  ======          ======         ======        ======

12. LOANS AND FINANCING

    a)  Composition:

                                                       1995                                     1994
                                       ------------------------------------    ------------------------------------
                                       Financial                                Financial
                                        charges            Principal             charges           Principal
                                       ---------     ----------------------    ---------     ----------------------
                                        Current      Current    Non-current     Current      Current    Non-current
                                       ---------     -------    -----------    ---------     -------    -----------
FOREIGN CURRENCY:
ELETROBRAS                                1.212        10.630      36.092         14.912        32.738      47.797
Financial institutions                       57                                       51
Federal government - bonus                5.307         3.874     511.958          5.953         2.752     528.082
Banco do Brasil advice                                                            26.507       748.559
Part to be settled with account of
results                                                                          (26.507)     (748.559)
                                       --------    ----------  ----------        -------      --------  ----------
    to be compensated - CRC
Total                                     6.576        14.504     548.050         20.916        35.490     575.879
                                          -----        ------     -------        -------      --------     -------

LOCAL CURRENCY:
ELETROBRAS                                    5            25         432              2        20.804      17.938
Financial institutions                                      6                          1           119           5
Other                                       194                                      239
                                         ------   ----------- -----------       --------  ------------  ----------
Total                                       199            31         432            242        20.923      17.943
                                         ------     ---------  ----------       --------      --------    --------
TOTAL                                     6.775        14.535     548.482         21.158        56.413     593.822
                                          =====        ======     =======         ======      ========     =======

    b) Substantially all indebtedness is guaranteed by the Federal Government and/or ELETROBRAS.

    c) The total due in foreign currency of R$569.130 is equilavent to US$585,224.

    d) The long-term principal balance of R$548.050, equivalent to US$563,548, has maturity dates as follows:

                                                                                     December 31, 1995
                                                                                     -----------------
                                                                                            US$
                                                                                            ---
 1997                                                                                      23,038
 1998                                                                                      25,561
 1999                                                                                      26,369
 2000                                                                                      25,793
 After 2000                                                                               462,787
                                                                                          -------
 Total                                                                                    563,548
                                                                                          =======

    e) Loans in local currency are subject to annual fixed rates of 6% to 10,5% (1994 - 7% to 10,5%) and those in foreign currency at annual floating rates of 4,0% to 8,0% (1994 - 4,0% to 7,25%).

13. GUARANTEE OF OBLIGATIONS

    In February 1995 LIGHT signed a contract with the pension fund BRASLIGHT (Fundacao de Seguridade Social BRASLIGHT), repurchasing for R$28.890 the buildings that make up the administrative complex of its headquarters. This repurchase was with 24 promissory notes, the first maturing on March 20, 1995 and the last on February 20, 1997. The liability as of December 31, 1995 was R$15,903 short-term and R$1,704 long-term. As a guarantee of payment, an equivalent amount of the account receivable from Companhia Siderurgica Nacional mentioned in note 6 has been pledged.

14. SPECIAL OBLIGATIONS

                                                                                  1995            1994
                                                                                  ----            ----
 Reserve for reversion of concession                                             151.503         151.503
 Consumers' contributions                                                         88.965          80.836
 Participation of federal government                                               7.234           6.216
                                                                                 -------         -------
                                                                                 247.702         238.555
                                                                                 =======         =======

    The reserve for reversion of concession arose from provisions made through 1971 under Federal Decree 41.019/57 and represents 50% of the concession fee that was withheld and applied in the expansion of public services for electric power.

    Consumers' contributions relate to funds obtained to carry out projects necessary to attend to requests for the supply of electric power.

    Because of the nature of these accounts, they do not represent effective financial obligations, and should not be considered as liabilities for the purpose of calculating economic-financial ratios.

15. CAPITAL AND RESERVES

    Capital at December 31, 1995 and 1994 consists of 10.390.846.695 common shares with no par value.

    Composition of capital and revenue reserves:

                                                                                     December 31,
                                                                              -------------------------
                                                                                 1995           1994
                                                                                 ----           ----
 Capital reserves
     Subventions for investments                                               1.769.633     1.769.633
     Remuneration of construction work in progress - own funds                   261.929       230.685
     Special reserve - Law 8200                                                2.358.664     2.358.664
     Other                                                                       103.931       103.931
                                                                              ----------    ----------
     Total                                                                     4.494.157     4.462.913
                                                                              ==========    ==========
 Revenue reserves:
     Legal                                                                        83.386        83.386
     Unrealized earnings                                                         418.890       441.289
                                                                              ----------    ----------
     Total                                                                       502.276       524.675
                                                                              ==========    ==========

16. PROPOSED DIVIDENDS

    The Company's by-laws require a minimum dividend of 25% of net income, adjusted in accordance with corporate law. Dividends were calculated as follows:

                                                                                1995             1994
                                                                                ----             ----
 Profit (loss) for the year                                                   (111.379)         135.787
 Legal reserve                                                                                   (6.789)
 Compensation of loss                                                          111.379
 Realization of unrealized income reserve                                       22.399           22.161
                                                                              --------         --------
 Basis of calculation                                                           22.399          151.159
                                                                              ========          =======
 Proposed dividend (25% in 1995 and 50% in 1994)                                 5.601           75.580
                                                                             =========         ========
 Dividend per 1.000 shares                                                       0,539            7,274
                                                                                 =====            =====

    a) The Company has proposed that the balance of retained earnings be retained for capital-expenditure requirements.

    b) The Company has proposed that the dividend be paid within 60 days of the stockholders' meeting.

17. ENERGY SOLD

                                                         1995                                 1994
                                         ---------------------------------    ---------------------------------
                                                  Mwh                 R$                Mwh                R$
                                                  ---                 --                ---                --
 Invoiced:
     Residential                                6.199.759          698.824           5.472.573          642.738
     Commercial                                 4.163.290          465.134           3.905.163          492.856
     Industrial                                 8.238.430          465.848           8.101.613          507.671
     Rural                                         31.500            2.685              27.542            2.795
     Public authorities                           862.234           89.657             807.042           88.027
     Public illumination                          556.665           31.957             562.370           44.947
     Own consumption                               70.236            7.444              47.553            6.326
     Public services                            1.023.021           64.901           1.044.103           63.332
                                               ----------      -----------          ----------        ---------
     Total                                     21.145.135        1.826.450          19.967.959        1.848.692
 Accrued                                                             7.007                               65.775
                                               ----------     ------------          ----------        ---------
 Total direct sales                            21.145.135        1.833.457          19.967.959        1.914.467
                                               ==========        =========          ==========        =========
 Sold for resale                                   16.612              350              12.611              206
                                               ==========    =============          ==========        =========

18. PENSION PLAN

    The Company is a sponsor and is responsible for covering any insufficiency in technical reserves in respect of the employees' supplementary pension benefits, which are administered by the pension fund - BRASLIGHT. The benefit plan's reserves are calculated by actuaries based on the method of capitalization on aggregated values; the last actuarial valuation was at December 31, 1994. LIGHT contributed with 1,59 times that contributed by the participants, increased by an administrative charge of 2,37% of the payroll of those who participate in BRASLIGHT.

    Based on calculations made by independent actuaries, in addition to the employees' monthly contributions, LIGHT contributed R$19.123 during 1995 (1994 - R$ 21.068).

    The rates of contribution periods for plans (A) before 1994 and (B) after 1984 are as follows:

                                                                                  A             B
                                                                                  -             -
 Coverage after                                                              60 Months    120 Months
 Up to 50% of the social security limit                                          2,50%         1,75%
 From 51% to 100% of the social security limit                                   5,00%         3,50%
 From the social security limit to three times such limit                        9,00%         7,00%
 Between three to four times the benefit limit                                   9,60%         7,30%
 Above four  times the limit and up to 80 minimum salaries                      15,00%        15,00%

    At December 31, 1995, the Company had an obligation with BRASLIGHT in respect of differences on contributions and supplementary employees' benefits resulting from the implementation of new limits on employees' monthly contributions effective January 1, 1991, to be amortized over 30 years in monthly installments, with monetary correction and annual interest of 7%.

    The amount provided at December 31, 1995 was R$11.087, of which R$442 is due within one year and R$10.645 after one year (1994 provision - R$10.021; R$385 current and R$9.636 non-current).

19. INSURANCE

    The Company's principal assets, including fixed assets in service and under construction and materials and supplies, are insured against fire for a total of R$465.448 (1994 - R$449.889).

    In conformity with specific legislation, a substantial part of the Company's fixed assets, is not coverable by insurance.

20. REMUNERATION OF ADMINISTRATORS AND EMPLOYEES

    The remuneration paid to administrators and employees in December 1995, expressed in reais, was as follows:

                                                      Administrators                      Employees
                                                      --------------                      ---------
                                                            R$                                R$
                                                            --                                --
 Lowest                                                  7.274,18                            463,27
 Highest                                                 7.274,18                          7.274,18

21. SPECIAL MONETARY CORRECTION

    The Company's special monetary correction of permanent assets in 1991, made in accordance with Law 8200, is being amortized or depreciated in accordance with the estimated useful lives of these assets. During 1995 this amortization and depreciation aggregated R$66.150. This exppense is not deductible for income tax purposes, nor is it considered in the cost structure used to calculate electricity tariffs.

    The balance of this special monetary correction as of December 31, 1995 was as follows:

                                                                                                       R$
                                                                                                       --
 Investments                                                                                          3.220
 Fixed assets                                                                                       757.022
 Deferred charges                                                                                    35.987
                                                                                                   --------
 Total                                                                                              796.229
                                                                                                    =======

22. CONTINGENCIES

    a) The Rio de Janeiro Urban Industrial Trade Unions took court action against LIGHT, demanding the payment of wage adjustments resulting from the Bresser Plan and the Collor Plan. Recent pronouncements of the Labor Superior Tribunal consider that no rights have been obtained in relation to the Collor Plan and have restricted the rights obtained in relation to the Bresser Plan up to the date of the union's collective agreement. The amount of these restricted rights is not material, and no provision has been made because in the opinion of the Company's attorneys, the amount is not due.

        Regarding the Bresser Plan court action, the Company was successful at the first hearing and as to the Collor Plan, similar court hearings have had favorable results. Consequently, no provisions have been made for these labor contingencies, and the Company is confident that it will win both actions.

    b) There exist other labor actions against the Company, the amounts of which have not yet been defined but will not be material; for this reason no provision has been made.

    c) Some industrial customers have questioned in the judiciary the readjustment of electric energy tariffs approved by the order of the DNAEE, order 38/86, 45/86, 155/86 - Cruzado Plan. The Company believes that there will not be significant net losses incurred from actions already judged. In the opinion of the Companys' attorneys, there is a possibility of the recovery of amounts deemed payable through the tariff insufficiency account. Based on these arguments, LIGHT has not made a provision for the contigencies.

23. RECONCILIATION BETWEEN LOSSES AND STOCKHOLDERS' EQUITY
        EXPRESSED BY CORPORATE LAW AND PRICE-LEVEL RESTATEMENT

                                                                                 December 31, 1995
                                                                            ---------------------------
                                                                                          Stockholders'
                                                                             Profit          Equity
                                                                             ------       -------------
By Corporate law                                                             111.379         6.745.764
Reversal of 1994 adjustments to present value and tax provision               (1.194)
                                                                            -------         ----------

Price - level restatement                                                    110.185         6.745.764
                                                                             =======         =========

24. RELATED PARTY TRANSACTIONS

    Relevant operations with affiliated companies that are not otherwise disclosed in the financial statements relate to the purchase of electricity from Furnas Centrais Eletricas S.A., as follows:

                                                                                    1995         1994
                                                                                    ----         ----
 Current liabilities                                                               100.343       94.111

 Expenses                                                                          621.529      700.394

25. FINANCIAL INSTRUMENTS

    On March 23, 1995 the Brazilian Securities and Commission (CVM), through Instruction 235, established the requirement to disclose the market value of financial instruments, whether recognized or not in the financial statements.

    LIGHT's only relevant financial asset that requires disclosure of market value is the particpating interest in ELETROPAULO. As of November 30, 1995, the adjusted equity value of the investment was the equivalent of R$211,70 per thousand shares, whereas the preferred share price was R$50,70 per thousand shares.

26. INCOME TAX CHANGES

    In December 1995, the Government introduced changes to the income tax law (effective January 1, 1996), the significant provisions of which are summarized below:

    Monetary adjustment of the financial statements was discontinued;

    The basic corporate income tax rate was decreased from 25% to 15%, with the rate of surtax being decreased from 12% and 18% to a single rate of 10%, calculated on taxable income exceeding R$240,000 (US$247,000);

    The social contribution tax rate was decreased from 10% to 8%.

    On January 24, 1996 the Company exercised the option under article 7 of Law 9.249/95 to make the tax payment on accumulated inflationary profit as of December 31, 1995 at a rate of 10%. As a result, the provision for income tax was adjusted, resulting in a reduction of such provision for the period of R$15.508.

27. SUBSEQUENT EVENTS

    A. In accordance with the terms of Law 9163 and the objectives of the National Privitization Program, LIGHT is conducting a corporate reorganization through the spin-off to a newly formed company, Light Participacoes S.A. - LIGHTPAR, of its assets and liabilities linked to its investment in ELETROPAULO - Eletricidade de Sao Paulo S.A. (note
        8). Under the plan of distribution, stockholders receive one share of LIGHTPAR for each share of LIGHT held on December 31, 1995.

        The principal aim of the spin-off is the separation of the assets that are used for running LIGHT's services of generation, transmission and distribution of electric energy from those that represent its indirect participation in electricity services through its investment in ELETROPAULO.

        The transaction, which was approved by the stockholders on January 29, 1996 with a base date of December 31, 1995, was effected through the transfer of the following assets and liabilities:

 Assets:                                                                                    R$
                                                                                       ------------
     Investment in ELETROPAULO                                                            3.148.798
     Debentures issued by ELETROPAULO                                                       142.852
     Notes receivable from ELETROPAULO                                                      175.707
     Interest receivable from these instruments                                             279.604
     Other                                                                                    4.820
                                                                                          ---------
     Total                                                                                3.751.781
                                                                                          =========
 Liabilities                                                                                  6.277
                                                                                          =========


    B. On May 21, 1996, LIGHT's controlling stockholder, Centrais Eletricas Brasileiras S.A. - ELETROBRAS, sold common shares of the Company representing 54,67% of the total common shares and capital, of which a consortium of five companies purchased 50,44% of total capital, as follows:

                                                                                              %  E
                                                                                          --------
 Electricite de France                                                                     11,35
 AES Corporation (USA)                                                                     11,35
 Houston Industries (USA)                                                                  11,35
 BNDES Participacoes (Brazil)                                                               9,14
 Companhia Siderurgica Nacional (Brazil)                                                    7,25
                                                                                           ------
 Total                                                                                     50,44
                                                                                           =====


    C. As discussed in Note 22(c) there are lawsuits brought by approximately 100 industrial companies against Light, alleging that price increases from March to November 1986 were illegal. The Company's internal estimates of such losses range up to US $75 million. The decisions of the Superior Tribunal (STJ) have been favorable to the consumers, and the Company does not foresee a reduction in the liability. The Company may be able to recover from DNAEE, amounts reimbursed to its customers through future rate increases. Based on the opinion of its internal legal counsel concerning the legal process and the potential recovery of such costs, the Company, in principle, does not believe that the ultimate resolution of such lawsuits will have a material effect on its financial position.

        Certain consumers, arguing that such rate differences have affected the rates from November 1986 to the present, have brought suits claiming refunds for such differences, which the Company estimates to be in the range of U.S. $700 million; however, the STJ has ruled initially in favor of certain electric distribution companies. The Company's internal legal counsel believes the Company's possibility of winning these cases to be good.

- --------------------------------------------------------------------------------
a (ii). The following condensed unaudited quarterly financial information of Light as of March 31, 1996 and for the quarters ended March 31, 1996 and 1995 have been derived from the financial report prepared by Light to meet their statutory reporting requirements stipulated by the Comissao de Valores
Mobiliarios ("CVM"), the governmental body which regulates securities in Brazil.

LIGHT - SERVICOS DE ELETRICIDADE S.A.


CONDENSED UNAUDITED STATEMENTS OF OPERATIONS
FOR THE QUARTERS ENDED MARCH 31, 1996 AND 1995
(Expressed in thousands of Brazilian Reais, except per share amounts)
- --------------------------------------------------------------------------------


                                                                  1996             1995
                                                               ----------       ----------
Net Sales                                                        425,374          402,728

Operating Costs and Expenses:
    Cost of Sales                                                292,346          294,074
    General and Administrative                                    40,392           49,925
                                                                ---------        ---------
        Total Operating Costs and Expenses                       332,738          343,999
                                                                ---------        ---------
Operating Income                                                  92,636           58,729

Interest Expense                                                  (3,927)         (16,142)
Interest Income                                                    8,883           22,094
Other Income (Expense)                                               743           (2,446)
                                                                ---------        ---------

Income Before Taxes                                               98,335           62,235

Income Taxes                                                      34,069           25,545
                                                                ---------        ---------
NET INCOME                                                      $ 64,266         $ 36,690
                                                                =========        =========
Income Per 1,000 Shares                                            $6.18            $3.53
                                                                   ======           ======




See Notes to Condensed Unaudited Financial Information.


- --------------------------------------------------------------------------------

LIGHT - SERVICOS DE ELETRICIDADE S.A.


CONDENSED UNAUDITED BALANCE SHEETS
MARCH 31, 1996 AND DECEMBER 31, 1995
(Expressed in thousands of Brazilian Reais)
- --------------------------------------------------------------------------------


                                                                March 31,      December 31,
                                                                  1996             1995
                                                              ------------     ------------
ASSETS

CURRENT ASSETS
Cash and cash equivalents                                          1,312              772
Investments                                                       59,673           37,101
Accounts receivable                                              287,679          248,057
Interest receivable                                                   --          285,998
Note receivable                                                       --          175,707
Income taxes receivable                                           75,364           73,963
Inventories                                                       10,656           10,236
Prepaid and other                                                 56,243          108,313
                                                              -----------      -----------
    Total current assets                                         490,927          940,147
                                                              -----------      -----------

Fixed Assets                                                   3,293,034        2,938,782
Investments                                                       42,944        3,178,768
Accounts Receivable                                               73,225           75,260
Other Receivables and Deferred Charges                           349,289          804,659
                                                              -----------      -----------
    TOTAL ASSETS                                              $4,249,419       $7,937,616
                                                              ===========      ===========


See Notes to Condensed Unaudited Financial Information.


- --------------------------------------------------------------------------------

LIGHT - SERVICOS DE ELETRICIDADE S.A.


CONDENSED UNAUDITED BALANCE SHEETS
MARCH 31, 1996 AND DECEMBER 31, 1995
(Expressed in thousands of Brazilian Reais)
- --------------------------------------------------------------------------------


                                                               March 31,           December 31,
                                                                  1996                1995
                                                              ------------         -----------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Trade payables                                                 $  116,335          $  109,450
Accrued payroll                                                     9,656              12,756
Accrued taxes                                                     106,115              69,606
Other accrued liabilities                                         115,932             168,863
                                                               -----------         -----------
Total current liabilities                                         348,038             360,675
                                                               -----------         -----------
LONG-TERM LIABILITIES
Debt                                                              552,350             548,482
Reserves                                                          250,136             247,702
Other                                                              33,133              34,993
                                                               -----------         -----------
Total long-term liabilities                                       835,619             831,177
                                                               -----------         -----------
STOCKHOLDERS' EQUITY

Common stock                                                      526,228           1,183,067
Capital reserves                                                2,219,596           4,494,157
Revenue reserves                                                  183,059             502,276
Revaluation reserves                                                   --             479,451
Retained earnings                                                 134,943              84,877
Other                                                               1,936               1,936
                                                               -----------         -----------
Total stockholders' equity                                      3,065,762           6,745,764
                                                               -----------         -----------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $4,249,419          $7,937,616
                                                               ===========         ===========



See Notes to Condensed Unaudited Financial Information.


- --------------------------------------------------------------------------------

                     LIGHT-SERVICOS DE ELETRICIDADE S.A.


NOTES TO THE CONDENSED UNAUDITED QUARTERLY FINANCIAL INFORMATION

1.       Basis of Presentation

         The condensed unaudited quarterly financial information is derived from the Company's March 31, 1996 statutory report filed with the CVM. All amounts are in Brazilian reais and have been prepared in conformity with accounting principles generally accepted in Brazil.

2.       Subsequent Events

         (a) The stockholders confirmed during the first quarter of 1996, that the payment of the dividend of R$5.6 million which was accrued and proposed at December 31, 1995 should be increased to R$22.4 million.

         (b) Eletrobras will assume US$346 million of Light's external debt in settlement of a receivable of a similar amount owed by Eletrobras to Light.

         (c) In the first quarter of 1996 Light conducted a corporate reorganization and spun-off its interest in ELETROPAULO.

b.       Pro Forma Financial Information

         On May 30, 1996, AES, through certain subsidiaries, acquired for approximately $393 million, common shares representing an 11.35% interest in Light. The following unaudited pro forma consolidated balance sheet represents AES's financial position at March 31, 1996 as if the acquisition by the Company of the Light Interest had occurred on that date. The unaudited pro forma statements of operations information combine the results of AES's investment in Light for the year ended December 31, 1995 and the three months ended March 31, 1996 on the equity method as if the acquisition by the Company of the Light Interest had occurred on January 1, 1995. The acquisition of Light will be accounted for using the purchase method.

         The unaudited pro forma adjustments are based upon available information and certain assumptions and estimates which the Company believes are reasonable under the circumstances. The unaudited pro forma results do not purport to be indicative of the results that would have been obtained had the Light acquisition occurred at the beginning of the periods presented, nor are they intended to be a projection of future results. The unaudited pro forma financial information should be read in conjunction with the notes thereto.

THE AES CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
MARCH 31, 1996

- ----------------------------------------------------------------------------------------------
                                                                    Pro Forma       Pro Forma
                                                       The         Adjustments     As Adjusted
                                                       AES          for Light       for Light
                                                   Corporation     Acquisition     Acquisition
- ----------------------------------------------------------------------------------------------
($ in millions)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents                         $      207        $      --      $     207
Short-term investments                                    50               --             50
Accounts receivable                                       50               --             50
Inventory                                                 42               --             42
Receivable from affiliates                                11               --             11
Prepaid expenses and other current assets                 34               --             34
                                                  ----------        ---------      ---------

TOTAL CURRENT ASSETS                                     394               --            394

PROPERTY, PLANT AND EQUIPMENT:
Land                                                      10               --             10
Electric and steam generating facilities               1,619               --          1,619
Furniture and office equipment                            11               --             11
Accumulated depreciation, depletion, and amort.         (235)              --           (235)
Construction in progress                                 198               --            198
                                                  ----------        ---------      ---------

PROPERTY, PLANT AND EQUIPMENT, NET                     1,603               --          1,603

OTHER ASSETS:
Deferred costs, net                                       31               11 (a)         42
Project development costs                                 43               --             43
Investments in and advances to affiliates                 52              393 (a)        445
Debt service reserves and other deposits                 178               --            178
Goodwill and other intangible assets, net                 37               --             37
Other assets                                              15               --             15
                                                  ----------        ---------      ---------

TOTAL OTHER ASSETS                                       356              404            760
                                                  ----------        ---------      ---------

TOTAL                                             $    2,353        $     404      $   2,757
                                                  ==========        =========      =========



                  See Notes to Pro Forma Financial Information

THE AES CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
MARCH 31, 1996

- --------------------------------------------------------------------------------------
                                                             Pro Forma     Pro Forma
                                                  The       Adjustments   As Adjusted
                                                  AES        for Light     for Light
                                              Corporation   Acquisition   Acquisition
- --------------------------------------------------------------------------------------
($ in millions)
LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable                              $    43          $    --    $    43
Income taxes payable                                4               --          4
Accrued interest                                   17               --         17
Accrued and other liabilities                      33               --         33
Revolving bank loan - current portion              31               54(b)      85
Project financing debt - current portion           84               --         84
                                              -------          -------    -------

TOTAL CURRENT LIABILITIES                         212               54        266

LONG-TERM LIABILITIES:
Project financing debt                          1,108               --      1,108
Reimbursement agreement                            --              225(b)     225
Revolving bank loan                                --              125(b)     125
Other notes payable                               125               --        125
Deferred income taxes                             159               --        159
Other long-term liabilities                         9               --          9
                                              -------          -------    -------

TOTAL LONG-TERM LIABILITIES                     1,401              350      1,751

MINORITY INTEREST                                 158               --        158

STOCKHOLDERS' EQUITY:
Common stock                                        1               --          1
Additional paid-in capital                        294               --        294
Retained earnings                                 300               --        300
Cumulative foreign currency
     translation adjustment                       (10)              --        (10)
Less treasury stock at cost                        (3)              --         (3)
                                              -------          -------    -------

TOTAL STOCKHOLDERS' EQUITY                        582               --        582
                                              -------          -------    -------

TOTAL                                         $ 2,353          $   404    $ 2,757
                                              =======          =======    =======



                  See Notes to Pro Forma Financial Information

THE AES CORPORATION

UNAUDITED PRO FORMA  CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1995

- ------------------------------------------------------------------------------------
                                                             Pro Forma    Pro Forma
                                                   The      Adjustments  As Adjusted
                                                   AES       for Light    for Light
                                               Corporation  Acquisition  Acquisition
- ------------------------------------------------------------------------------------
($ in millions, except per share amounts)
REVENUES:
Sales and services                             $  685        $   --        $  685

OPERATING COSTS AND EXPENSES:
Cost of sales and services                        405            --           405
Selling, general and administrative expenses       32            --            32
                                               ------        ------        ------
TOTAL OPERATING COSTS AND EXPENSES                437            --           437
                                               ------        ------        ------

OPERATING INCOME                                  248            --           248

OTHER INCOME AND (EXPENSE):
Interest expense                                 (122)          (27)(d)      (149)
Interest income                                    27            --            27
Equity in earnings of affiliates (net of
     of income tax)                                14            11 (c)        25
                                               ------        ------        ------

INCOME BEFORE INCOME TAXES AND
    MINORITY INTEREST                             167           (16)          151

Income taxes                                       57           (11)(e)        46
Minority Interest                                   3            --             3
                                               ------        ------        ------

NET INCOME                                     $  107        $   (5)       $  102
                                               ======        ======        ======

NET INCOME PER SHARE                           $ 1.41        $(0.07)       $ 1.34
                                               ======        ======        ======


                  See Notes to Pro Forma Financial Information

THE AES CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE QUARTER ENDED MARCH 31, 1996

- ---------------------------------------------------------------------------------------
                                                               Pro Forma     Pro Forma
                                                     The      Adjustments   As Adjusted
                                                     AES       for Light     for Light
                                                 Corporation  Acquisition   Acquisition
- ---------------------------------------------------------------------------------------
($ in millions, except per share amounts)
REVENUES:
Sales and services                               $   172       $    --        $  172

OPERATING COSTS AND EXPENSES:
Cost of sales and services                           100            --           100
Selling, general and administrative expenses           9            --             9
                                                 -------       -------        ------

TOTAL OPERATING COSTS AND EXPENSES                   109            --           109
                                                 -------       -------        ------

OPERATING INCOME                                      63            --            63

OTHER INCOME AND (EXPENSE):
Interest expense                                     (28)           (7)(d)       (35)
Interest income                                        5            --             5
Equity in earnings of affiliates (net of
     income tax)                                       5             6 (c)        11
                                                 -------       -------        ------

INCOME BEFORE INCOME TAXES AND
    MINORITY INTEREST                                 45            (1)           44

Income taxes                                          15            (3)(e)        12
Minority Interest                                      1            --             1
                                                 -------       -------        ------

NET INCOME                                       $    29       $     2        $   31
                                                 =======       =======        ======

NET INCOME PER SHARE                             $  0.38       $  0.03        $ 0.41
                                                 =======       =======        ======



                  See Notes to Pro Forma Financial Information

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

1.       Basis of Presentation

         The AES subsidiary which owns an 11.35% interest in Light is participating in a consortium that owns a 50.44% controlling interest.
As a result, the Company has the ability to exert significant influence over the operations of Light, and will record its investment using the equity method.

         The unaudited pro forma financial information presented is based on Light's financial position and results of operations as of March 31, 1996 and for the periods ended December 31, 1995 and March 31, 1996 during which time it was controlled by Eletrobras, the Brazilian government utility holding company (which owned approximately 81.6%). The unaudited pro forma financial information has been prepared based on the Company's estimate of Light's financial position and results of operation in conformity with U.S. generally accepted accounting principles.

         Pro forma equity in earnings of Light for the year ended December 31, 1995 has been translated into U.S. dollars at the average rate during the year of R$0.92 to U.S.$1.00, and for the quarter ended March 31, 1996 at the average rate of R$0.99 to U.S.$1.00.

2.       Goodwill

         The estimated excess of the purchase price over the Company's proportionate share of the net assets acquired is being amortized over the 30 year life of the concession.

3.       Financing

         For purposes of the unaudited pro forma balance sheet, the acquisition of the Light Interest was funded initially through drawings of $179 million under the Company's $425 million Credit Agreement and borrowings of $225 million under the Reimbursement Agreement.

4.       Description of Unaudited Pro Forma Entries

         (a) represents the investment in Light of $393 million and costs of $11 million financed by borrowings of $225 million under the Reimbursement Agreement and drawings of $179 million under the Credit Agreement.

         (b)  represents the financing of the transaction described in (a).

         (c) represents equity in earnings of Light, net of goodwill amortization.

         (d) represents interest expense associated with average borrowings under the Reimbursement Agreement and the Credit Agreement during the period, and amortization of deferred financing costs.

         (e)  represents the income tax benefit related to the interest costs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


The AES Corporation
(Registrant)



BY:      WILLIAM R. LURASCHI
         WILLIAM R. LURASCHI
         GENERAL COUNSEL AND SECRETARY

Dated:  June 10, 1996

EXHIBIT INDEX


EXHIBIT NO.      DESCRIPTION

10.61 $425,000,000 Credit Agreement, dated as of May 20, 1996, among The AES Corporation, the Banks listed therein, Barclays Bank PLC, Morgan Guaranty Trust Company of
                 New York, and Union Bank of California, N.A., as Fronting Banks, and Morgan Guaranty Trust Company of New York, as Agent.

10.65 Reimbursement Agreement between AES Light, Inc. and Morgan Guaranty Trust Company of New York, dated as of May 20, 1996.

10.66 Pledge Agreement, dated as of May 20, 1996, between AES Light, Inc., and Morgan Guaranty Trust Company of New York.

10.67 Shareholders' Agreement, dated as of May 27, 1996, among AES Coral Reef, Inc., Companhia Siderurgica Nacional, EDF International S.A., Houston Industries Energy - Cayman, Inc. (the "Shareholders") and BNDES Participacoes S.A.

10.68 Addendum to Shareholders Agreement, dated as of May 30, 1996, among the Shareholders and InvestLight - Clube de Investimento dos Empregados da Light.